EXECUTION COPY



                            ASSET PURCHASE AGREEMENT
                            ------------------------

                  ASSET PURCHASE AGREEMENT, dated as of July 19, 2001, by and among HOLLYWOOD MEDIA CORP., a Florida corporation ("HOLL"), INDEPENDENT HOLLYWOOD, INC., a Delaware corporation ("Buyer"), and ALWAYS INDEPENDENT ENTERTAINMENT CORP., a California corporation ("Seller").


                              W I T N E S S E T H :
                              ---------------------

                  WHEREAS, upon the terms and subject to the conditions hereinafter set forth, Seller desires to sell, assign and transfer to Buyer, and Buyer desires to purchase and acquire from Seller, all of Seller's right, title and interest in the Assets (as defined herein);

                  WHEREAS, the parties hereto intend this transaction to be a fully taxable transaction for income tax purposes; and

                  WHEREAS, the parties hereto intend this Agreement to qualify, for California sales and use tax purposes, as a Technology Transfer Agreement pursuant to Sections 6011(c)(10) and 6012(c)(10) of the California Revenue and Taxation Code.

                  NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I

                       ACQUISITION AND TRANSFER OF ASSETS

         Section 1.1. Assets to be Acquired.
                      ---------------------

                  (a) Upon the terms and subject to the conditions hereinafter set forth, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller (the "Acquisition"), free and clear of all Liens (as defined in Section 1.1(b) below), all right, title and interest of Seller in, to and under all of the assets, properties, rights, contracts, claims, operations and business of Seller (collectively, the "Assets") (but excluding the Excluded Assets, as defined in Section 1.2 below), whether or not appearing on the books of Seller, including, without limitation, the following:

                  (i) all of Seller's contracts or license agreements with individuals or entities, related to the submission of films to Seller that can be assigned by Seller at Closing (the "Film Submission Agreements") and selected business development or affiliate agreements to which Seller is a party (the "Affiliate Agreements"), all of which contracts and other agreements referred to in this clause (i) (collectively, the "Assigned Contracts") are listed on Schedule 1.1(a)(i) hereto, and the database and library of films subject to the Film Submission Agreements;

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                  (ii) the website currently located at www.alwaysi.com and all hardware, software, databases and other property related to the operation of the website;

                  (iii) the furniture, supplies, computers office equipment, fixtures and other fixed assets owned by Seller, as listed on Schedule 1.1(a)(iii) (the "Fixed Assets");

                  (iv) the Intangible Property (as defined in Section 3.12 below);

                  (v) all papers, databases, computer programs, disks, software, and other books, records, documents and materials related to the Assets and owned by Seller (the "Books and Records");

                  (vi) all assets of Seller (other than Excluded Assets) as to which Buyer assumes any liability;

                  (vii) all rights of Seller under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors in connection with any of the foregoing Assets;

                  (viii) all goodwill relating to the foregoing Assets;

                  (ix) three hundred thousand dollars ($300,000) in cash;

                  (x) all subscribers to the alwaysi.com web site and the portion of the accounts receivable in respect of the subscribers; and

                  (xi) an amount of cash equal to the amount payable through the Closing Date under all of Seller's contracts or license agreements with individuals or entities related to the submission of films to Seller (the "Filmmaker Payable").

                  (b) For the purposes of this Agreement, "Lien" shall mean any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement or other real estate declaration, covenant, condition, restriction or servitude, transfer restriction under any shareholder or similar agreement, or encumbrance, but excluding with respect to the Assigned Contracts, restrictions on assignment or provisions requiring the consent of third parties to assignment disclosed to Buyer in the Schedule of Disclosures.

         Section 1.2. Excluded Assets. Notwithstanding anything in Section 1.1 to the contrary, the parties hereto expressly agree that Seller is not hereunder selling, assigning, transferring, conveying or delivering to Buyer, and Buyer is not purchasing, acquiring or accepting, the following assets, rights and properties (collectively, the "Excluded Assets"):

                  (i) any cash, bank deposits or similar cash items of Seller with the exception of that amount of cash specified in Sections 1.1(a)(ix) and 1.1(a)(xi) of this Agreement;

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                  (ii) all notes receivable and the portion of the accounts
         receivable not related to the subscribers (as described in Section 1.1(a)(x)) due to Seller;

                  (iii) any insurance policies, bonds, letters of credit or other similar items, or any cash surrender value in regard thereto;

                  (iv) any claim, right or interest in or to any refund for federal, state or local franchise, income or other taxes or fees of any nature whatsoever for periods on or prior to the Closing Date (as defined in Section 9.1 below) and any interest (or similar amount) thereon;

                  (v) any of Seller's corporate books and records of internal proceedings or tax records, and any books and records that Seller is required by law to retain (the "Corporate Records"), but Buyer shall have access to the same to the extent permitted by Section 10.3 below;

                  (vi) any employment, consulting or similar agreement;

                  (vii) any lease for personal or real property; and

                  (viii) the contracts and other agreements listed on Schedule 1.2.

         Section 1.3. Assumed and Excluded Liabilities.
                      ---------------------------------

                  (a) Buyer shall not assume or be bound by any obligations, liabilities (including without limitation, liabilities in respect of Taxes (as defined in Section 3.13(a) below) and "employee benefit plans" (as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) or any other pension plans or employee benefit arrangements) or commitments of Seller or any of its affiliates of any kind, character or description, whether absolute, accrued, known, unknown, asserted, unasserted, due or to become due, contingent or otherwise ("Liabilities"), in connection with the Assets or otherwise, other than (1) obligations and liabilities arising after the Closing Date under the Assigned Contracts in respect of the period following such Closing Date and (2) payments owing to filmmakers through the Closing Date under all of Seller's contracts or license agreements with individuals or entities related to the submission of films to Seller in an amount equal to the Filmmaker Payable-.

                  (b) Any ad valorem Taxes relating to a period straddling the Closing Date shall be prorated to the Closing Date, and the portion allocable to the period prior to the Closing Date shall be promptly paid or reimbursed by Seller, and the portion allocable to the period after the Closing Date shall be promptly paid or reimbursed by Buyer. All other Liabilities of Seller shall remain the sole responsibility of Seller.


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

                                   ARTICLE II

                                  CONSIDERATION

         Section 2.1. Amount and Form of Consideration.
                      --------------------------------

                  (a) The aggregate consideration (the "Consideration") to be paid on the Closing Date by Buyer to Seller for the Assets shall consist of the following:

                  (i) fully paid and nonassessable shares of HOLL's common stock, $.01 par value per share (the "Common Stock"), having an aggregate value equal to One Million Two Hundred Forty-Five Thousand Dollars ($1,245,000) using a per share value equal to the average closing price of the Common Stock on the NASDAQ National Market for the five (5) business days preceding the Closing (the "Stock Consideration"); plus

                  (ii) the assumption by Buyer of certain of the obligations and liabilities of Seller pursuant to Section 1.3 above.

         Section 2.2. Allocation of Purchase Price. The Consideration and other relevant items shall be allocated among the Assets acquired hereunder by Buyer and Seller in accordance with Schedule 2.2 attached hereto. Seller and Buyer each agree to report and file all Tax Returns (as defined in Section 3.13(a)) (including amended Tax Returns and claims for refund) consistent with such allocation, and shall take no position contrary thereto or inconsistent therewith (including, without limitation, in any audits or examinations by any taxing authority or any other proceedings). Seller and Buyer shall cooperate in the filing of any forms (including Form 8594) with respect to such allocation, including any amendments to such forms required with respect to any adjustment to the Consideration, pursuant to this Agreement. Notwithstanding any other provisions of this Agreement, the foregoing agreement shall survive the Closing Date without limitation.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  Seller hereby represents and warrants to Buyer as follows:

         Section 3.1. Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. All of the outstanding capital stock of Seller is owned beneficially and of record by the shareholders set forth on Schedule 3.1 (the "Shareholders").

         Section 3.2. Authorization of Agreement. Seller has full corporate power and corporate authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Seller or the Shareholders in connection with the consummation of the transactions contemplated by this Agreement (all such other


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agreements, documents, instruments and certificates are hereafter collectively referred to as the "Seller Documents") and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and each of the Seller Documents have been duly and validly authorized and approved by the Board of Directors of Seller and by all other necessary corporate action on behalf of Seller. The Board of Directors has recommended that the Shareholders approve this Agreement and the Seller Documents. This Agreement has been, and on or prior to the Closing each of the Seller Documents will be, duly and validly executed and delivered by Seller and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Seller Documents when so executed and delivered will constitute, the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         Section 3.3. Consents and Approvals; No Violation. (a) No filing with, notification to or consent, authorization, waiver, approval, order, license, certificate or Permit (as defined in Section 3.14 below) of, any Government Body (as defined in Section 3.14 below) is necessary for Seller's execution, delivery or performance of this Agreement or any of the Seller Documents or the consummation by Seller of the transactions contemplated by this Agreement and the Seller Documents.

                  (b) Except as set forth on Schedule 3.3(b), none of the execution and delivery by Seller of this Agreement and the Seller Documents, the consummation of the transactions contemplated hereby or thereby or compliance by Seller with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the Articles of Incorporation, as amended and restated, or By-laws of Seller, (ii) violate any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award (each, an "Order") or statute, rule or regulation of any Government Body by which Seller or any of its properties or assets is bound, (iii) conflict with, violate, result in the breach or termination of, or (with or without due notice or the lapse of time or both) constitute a default or give rise to any "takeback" right or right of termination or acceleration or right to increase the obligations under or otherwise modify any of the terms, conditions or provisions of any note, bond, mortgage, license, franchise, Permit, indenture, contract, agreement or other instrument or obligation to which Seller is a party, or by which Seller or any of its properties or assets is or may be bound, or (iv) result in the creation of any Lien upon any of the Assets.

         Section 3.4. Title to Assets. Seller has good and marketable title to all of the Assets, free and clear of all Liens. Upon the sale, assignment, transfer and conveyance of the Assets to Buyer hereunder, there will be vested in Buyer good and marketable title to such Assets, free and clear of all Liens other than those placed thereon by Buyer.

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

         Section 3.5. No Undisclosed Liabilities. Except as set forth on
Schedule 3.5 hereto, to Seller's knowledge, Seller has no Liabilities of any kind, and, there is no basis for the assertion of any claim or Liability of any nature against Seller. Seller has no indebtedness for borrowed money.

         Section 3.6. Results of Operations; Subscriptions.
                      ------------------------------------

                  (a) Seller's annual running revenue and annual running operating cash flow, based on actual figures for the month of May 2001 determined in accordance with generally accepted accounting principles ("GAAP") (i.e., multiplying May's amounts by twelve), were no less than $68,907.60 and ($1,517,777.16), respectively. The foregoing revenue and operating cash flow amounts for the month of May 2001 do not include any extraordinary or non-recurring sources of revenue or any revenues resulting from contracts that were not negotiated and entered into by Seller on an arm's length basis.

                  (b) As of May 15, 2001, Seller had a total of 770 paying subscribers for the Alwaysi.com website and approximately 277 subscribers receiving a free thirty-day subscription to the Alwaysi.com website. As of June 15, 2001, Seller had a total of 915 paying subscribers for the Alwaysi.com website and approximately 210 subscribers receiving a free thirty-day subscription to the Alwaysi.com website. The average monthly subscription fee being paid by paying subscribers as of May 30, 2001 was $7.38.

         Section 3.7. Litigation, etc. There is no judicial, administrative or arbitral action, suit, proceeding (public or private), claim or governmental proceeding (each, a "Legal Proceeding") pending or, to the knowledge of Seller, threatened that questions the validity of this Agreement, the Seller Documents or any action taken or to be taken by Seller in connection with the consummation of the transactions contemplated hereby or thereby. Except as set forth on
Schedule 3.7 hereto, (i) no investigation or review by any Government Body with respect to Seller is pending or, to the knowledge of Seller, threatened, nor has any Government Body indicated to Seller an intention to conduct the same, (ii) there is no Legal Proceeding pending or, to the knowledge of Seller, threatened against or affecting Seller or its assets at law or in equity, or before any Government Body (and, to the knowledge of Seller, there is no basis for any such Legal Proceeding not so set forth which, if adversely determined, could adversely affect Seller or Buyer) and (iii) there is no outstanding or, to the knowledge of Seller, threatened Order of any Government Body against, affecting or naming Seller or affecting any of the Assets. Except as set forth on Schedule
3.7 hereto, during the three years preceding the date of this Agreement, no Legal Proceeding has been commenced or, to the knowledge of Seller, threatened against or affecting Seller or its assets at law or in equity, or before any Government Body. On and after the date hereof until the Closing, Seller will notify Buyer of the existence or threat of any investigation, review, Legal Proceeding or Order which would be required to be disclosed on Schedule 3.7.

         Section 3.8. Compliance with Law. Seller has not violated or failed to comply in any material respect with any statute, law, ordinance, regulation, rule or Order of any Government Body.


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

         Section 3.9. Employment Agreements. Except as set forth on Schedule
3.9 hereto, Seller is not now and has never been a party to any employment, compensation, consulting, severance or indemnification agreement or any other agreement with a present or former employee of Seller that provides for severance payments or stay bonuses contingent upon a change in control of Seller or a sale of its business or assets.

         Section 3.10. Certain Agreements.
                       ------------------

                  (a) Except as set forth on Schedule 1.1(a)(i) hereto or
Schedule 3.10 hereto, neither Seller nor any of its properties or assets is a party to or bound by any (i) Film Submission Agreement, (ii) Affiliate Agreement, (iii) lease or rental agreement, (iv) contract granting a right of first refusal or for the acquisition, sale or lease of any assets of Seller, (v) mortgage, pledge, conditional sales contract, security agreement or other similar contract with respect to any property of Seller, (vi) loan agreement, credit agreement, promissory note, guarantee, subordination agreement, letter of credit or other similar type of contract, (vii) or any other material contract. Seller has delivered to Buyer true, correct and complete copies of the Assigned Contracts, including all amendments, modifications, supplements, side letters or consents affecting the obligations of any party thereunder.

                  (b) Each Assigned Contract (assuming the authorization of the parties thereto other than Seller as specified in Schedule 3.10 hereto) is valid and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Seller is not in breach of or in default under any Assigned Contract and, to Seller's knowledge, there has not occurred any event which, after the giving of notice or lapse of time or both, would constitute a default under or result in a breach of an Assigned Contract by any party subject thereto. No previous or current party to any Assigned Contract (i) has given notice of or made a claim with respect to any breach or default under any Assigned Contract or (ii) has given notice of termination or non-renewal of any Assigned Contract. Except as set forth in
Schedule 3.10 hereto, each of the Assigned Contracts is freely transferable by Seller to Buyer and no third party consents are required for such transfer.

         Section 3.11. Real Property.
                       -------------

                  (a) Seller does not now own and has never owned any real property.

                  (b) Other than the lease agreement, dated July 11, 2000 (the "Lease"), between Vet Med (the "Lessee"), and Nor-Pac Commercial Company (the "Lessor"), which Lease was assigned to Seller effective November 1, 2000 under the Assignment of Lease by and among Lessee, Lessor and Seller and except as set forth on Schedule 3.11(b) hereto, Seller is not now and has never been a party to any lease, sublease, license, sublicense or other agreement or arrangement with respect to any real property, and has not used or occupied, does not use or occupy, and does not have any right to use or occupy, now or in the future, any real property.


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

                  (c) The Lease is valid and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject as to enforceability to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Seller is not in breach of or in default under the Lease and, to Seller's knowledge, there has not occurred any event which, after the giving of notice or lapse of time or both, would constitute a default under or result in a breach of the Lease. Seller has delivered to Buyer a true, correct and complete copy of the Lease, together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereto. No previous or current party to the Lease has given notice of or made a claim with respect to any breach or default thereunder.

         Section 3.12. Intangible Property.
                       -------------------

                  (a) Schedule 3.12(a) sets forth all trade names, trademarks, service marks, domain names, and copyrights and their registrations and applications for registration, owned by Seller or in which Seller has any rights or licenses. Seller in the current conduct of its business is not infringing on any copyright, trademark, or service mark, belonging to any other person, firm, or corporation. Except as set forth in Schedule 3.12(a), Seller is not a party to any license, agreement, or arrangement, whether as licensor, licensee, or otherwise, with respect to any trademarks, service marks, trade names, or applications for them, any domain names, or any copyrights. Seller owns, or holds adequate licenses or other rights to use, all trademarks, service marks, trade names, and copyrights and holds current registrations for all domain names listed on Schedule 3.12(a).

                  (b) Seller has no patents, patentable inventions, industrial models, and applications for patents in which they have any rights, licenses, or immunities.

                  (c) Schedule 3.12(c) to this Agreement is a true and complete list, without extensive or revealing descriptions, of Seller's trade secrets, including all secret formulae, customer lists, processes, know-how, computer programs and routines, and other technical data. Seller has taken all reasonable security measures to protect the secrecy, confidentiality, and value of these trade secrets; Seller's employees and any other persons who developed, discovered, programmed, or designed these secrets, or who have knowledge of or access to information relating to them have been put on notice and, if appropriate, have entered into agreements that these secrets are proprietary to Seller. To Seller's knowledge, all these trade secrets are presently not part of the public knowledge or literature; nor to Seller's knowledge have they been used, divulged, or appropriated for the benefit of any past or present employees or other persons, or to the detriment of Seller. Except as set forth in Schedule 3.12(c), Seller is not a party to any license, agreement, or arrangement, whether as licensor, licensee, or otherwise, with respect to any trade secrets. To Seller's knowledge and belief, Seller in the current conduct of its business does not use any trade secrets misappropriated from any person, firm, or corporation.


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

                  (d) The items listed on Sections 3.12(a) and (c) are referred to herein as the "Intangible Property."

         Section 3.13. Taxes.
                       -----

                  (a) For purposes of this Agreement:

                  (i) "Tax" or "Taxes" shall mean all taxes, charges, fees, imposts, levies or other assessments by any governmental authority, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, and all interest, penalties, fines, additions to tax or other amounts imposed by any governmental authority which relate in any way to the assessment of collection of any taxes or the filing of any Tax Return, and shall include any transferee or successor liability in respect of taxes (whether by contract or otherwise) and any liability in respect of any tax as a result of being a member of any Affiliated Group, including any consolidated, combined, unitary or similar group.

                  (ii) "Tax Return" means any return (including any consolidated, combined or unitary return in which Seller is, or was, included or includible), declaration, report, claim for refund, separate election or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  (iii) "Affiliated Group" means any affiliated group within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), or any consolidated, combined, unitary or similar group defined under a similar provision of state, local or foreign law.

                  (b) Except as set forth on Schedule 3.13(b) hereto, Seller has
(w) filed when due or will file when due (taking into account extensions) with the appropriate federal, state, local, foreign and other governmental authorities, all Tax Returns required to be filed by it or on its behalf, all of which Tax Returns were true or will be true, complete and correct as of the time of filing, (x) paid when due and payable (and, through the Closing Date, will timely pay) all required Taxes (except for Taxes which are being contested in good faith, as set forth on Schedule 3.13(b), and for which adequate reserves have been established in accordance with GAAP, and (y) established (and through and including the Closing Date will establish) reserves that are adequate for the payment of all Taxes not yet due and payable with respect to the results of operations through the Closing Date. There are no Taxes assessed or asserted or claimed in writing to be due by any governmental authority or otherwise in respect of any Tax Returns filed by Seller or on Seller's behalf, and no issues have been raised (and are currently pending) by any governmental authority in connection with any such Tax returns that Seller is aware of.


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

                  (c) Seller has duly and timely withheld and paid over to the appropriate governmental authorities all Taxes and other amounts required to be so withheld and paid over for all periods under all applicable laws in connection with amounts paid or owing to any employee, independent contractor, subcontractor, lender, stockholder or other third party or other personnel supplied by any third party.

                  (d) There is no audit, examination, deficiency, or refund proceeding pending with respect to any Taxes or Tax Returns of Seller that Seller is aware of, and no governmental authority has given oral or written notice of the assessment or intent to make any assessment or has given written or oral notice of the commencement of any audit, examination or deficiency proceeding with respect to any Taxes or Tax Returns of Seller. Seller has not received written or oral notice of any claim by a governmental authority in a jurisdiction where Seller does not file Tax Returns that Seller is or may be subject to Tax by that jurisdiction or is obliged to act as withholding agent under the laws of that jurisdiction.

                  (e) Set forth on Schedule 3.13(e) is a complete list of all federal, state, local, and foreign Tax Returns filed by, or on behalf of, Seller for taxable periods since its inception, and all jurisdictions in which Seller is currently subject to tax.

                  (f) Set forth on Schedule 3.13(f) is a complete list of all notices required to be filed (whether by Buyer or Seller), in connection with the transactions contemplated herein, with any governmental authority with respect to Taxes of Seller.

                  (g) Except as set forth in Schedule 3.13(g), Seller is not a party to or bound by any Tax sharing, Tax indemnification or similar agreements (or portions of any agreements) with respect to Taxes.

                  (h) Seller does not have, nor has Seller ever had, a permanent establishment (within the meaning of any applicable Tax treaty) in any foreign country, nor does it engage or has it ever engaged in a trade or business in any foreign country that has subjected its business to Tax in such foreign country.

                  (i) Except as set forth in Schedule 3.13(i), Seller is not a party to any joint venture, partnership or other arrangement that constitutes a partnership for federal income tax purposes.

                  (j) Except as set forth in Schedule 3.13(j), the performance of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent event) result in, nor do the Liabilities assumed by Buyer otherwise provide for, any payment by Buyer that would constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

                  (k) Except as set forth in Schedule 3.13(k), none of the Assets are (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Code; (ii) "tax-exempt use property" within the meaning of Section 168(h)(l) of the Code; (iii) tax exempt bond financed property within the meaning of Section 168(g) of the Code;
(iv) property used "predominantly outside of the United States" within the meaning of Section 168(g)(4); or (v) "limited use property" (as defined in Rev. Proc. 76-30).


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

                  (l) There are no Security Interests on any of the assets of Seller that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (m) Except as set forth in Schedule 3.13(n), Seller (i) is not and has never been a member of any Affiliated Group and (ii) has no liability for the Taxes of any Person under Treasury Regulation ss. 1.1502-6 or any similar provision of state, local or foreign law.

         Section 3.14. Permits. Schedule 3.14 hereto sets forth a list of all approvals, authorizations, consents, franchises, licenses, permits or certificates (collectively, "Permits") granted by any government or governmental or regulatory body thereof or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality thereof, or any court or arbitrator (public or private) (each, a "Government Body") and applications, if any, for any of the foregoing, held by Seller. Seller is the holder of all Permits necessary or appropriate to enable it to continue to conduct its business in all material respects as presently conducted. Each of the Permits is in full force and effect.

         Section 3.15. Related Parties; Related Party Transactions. Neither Seller nor any employee of Seller owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is (A) a competitor, supplier, customer, landlord, tenant, creditor or debtor of Seller, (B) engaged in a business related to the business of Seller, (C) participating in any transaction to which Seller is a party, or (D) a party to any contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, franchise, insurance policy, commitment or other arrangement or agreement with Seller.

         Section 3.16. Options. Except as set forth on Schedule 3.16 hereto, there are no outstanding securities of Seller convertible into or evidencing the right to purchase or subscribe for any shares of capital stock of Seller and there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating Seller to issue any shares of its capital stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock.

         Section 3.17. Year 2000. Each computer program used by Seller in its business is Year 2000 Compliant. "Year 2000 Compliant" means that such program is capable of managing and manipulating data involving dates after the year 1999 without any functional or data abnormality and without inaccurate results related to such dates.

         Section 3.18. Investor Representations. The shares of Common Stock received by Seller pursuant to this Agreement will be acquired for Seller's own account and not with a view to or in connection with the sale or distribution of any part thereof except for distributions to the Shareholders on the anticipated dissolution and liquidation of Seller.

         Section 3.19. Exemption from Registration; Restricted Securities. Seller understands that the shares of Common Stock received by Seller pursuant to this Agreement will not be registered under the Securities Act on the ground that the sale provided for in this Agreement is exempt from registration under the Securities Act, and that the reliance of Buyer on such exemption is predicated in part on Seller's representations set forth in this Agreement. The certificates representing the shares of Common Stock issued to Seller pursuant to this Agreement will bear an appropriate legend reflecting such exempt issuance without registration. Seller understands that the shares of Common Stock received by Seller pursuant to this Agreement are restricted securities within the meaning of Rule 144 under the Securities Act.

         Section 3.20. Brokers. No broker, finder or investment banker is entitled to any brokerage fee, finder's fee or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF BUYER AND HOLL

                  Buyer and HOLL represent and warrant to Seller as follows:

         Section 4.1. Organization. Each of Buyer and HOLL is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Buyer is an indirect, wholly owned subsidiary of HOLL.

         Section 4.2. Authorization of Agreement. Each of Buyer and HOLL has full corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Buyer or HOLL in connection with the consummation of the transactions contemplated hereby and thereby (all of such agreements, documents, instruments and certificates required to be executed by Buyer or HOLL being hereinafter referred to, collectively, as the "Buyer Documents"), and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by Buyer and HOLL of this Agreement and each Buyer Document have been duly authorized by the Board of Directors of Buyer and HOLL and by all other necessary corporate action on the part of Buyer and HOLL. This Agreement has been, and at or prior to the Closing, each of the Buyer Documents will be, duly and validly executed and delivered by Buyer or HOLL, as applicable, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Buyer Documents when so executed and delivered will constitute, the legal, valid and binding obligation of Buyer and HOLL, enforceable against Buyer and HOLL, as applicable, in accordance with its respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         Section 4.3. Consents and Approvals; No Violations.
                       -------------------------------------

                  (a) Except for filings, notifications, authorizations, consents and approvals as may be required under federal and state securities or blue sky laws, no filing with, notification to or consent, authorization, waiver, approval, order, license, certificate or Permit of, any Government Body is necessary for Buyer's or HOLL's execution, delivery or performance of this Agreement or any of the Buyer Documents or the consummation by Buyer or HOLL of the transactions contemplated by this Agreement and the Buyer Documents.

                  (b) None of the execution and delivery by Buyer or HOLL of this Agreement or the Buyer Documents, the consummation of the transactions contemplated hereby or thereby or compliance by Buyer or HOLL with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-laws of Buyer or the Articles of Incorporation, as amended and restated, or By-laws of HOLL, (ii) to the best of Buyer's and HOLL's knowledge, violate any Order or statute, rule or regulation of any Government Body by which Buyer or HOLL or any of their respective properties or assets is bound, or (iii) conflict with, violate, result in the breach or termination of, or (with or without due notice or the lapse of time or both) constitute a default or give rise to any "takeback" right or right of termination or acceleration or right to increase the obligations under or modify any of the terms, conditions or provisions of any note, bond, mortgage, license, franchise, Permit, indenture, agreement or other instrument or obligation to which Buyer or HOLL is a party, or by which Buyer or HOLL or any of their respective properties or assets is or may be bound.

         Section 4.4. Litigation. There are no Legal Proceedings pending or, to the knowledge of Buyer or HOLL, threatened that question the validity of this Agreement, the Buyer Documents or any action taken or to be taken by Buyer or HOLL in connection with the consummation of the transactions contemplated hereby or thereby. On and after the date hereof until the Closing, Buyer will notify Seller of the existence or threat of any such Legal Proceeding.

         Section 4.5. Capital Stock of HOLL.
                      ---------------------

         (a) The authorized capital stock of HOLL consists of (i) 100,000,000 shares of Common Stock, of which, as of July 10, 2001, 26,774,769 shares of Common Stock were issued and outstanding (each together with a Common Stock purchase right issued pursuant to the Rights Agreement, dated as of August 23, 1996 by and between HOLL and American Stock Transfer & Trust Company); and (ii) one million shares of Preferred Stock, of which, as of the date hereof, no shares of preferred stock are issued and outstanding. All of the outstanding shares of Common Stock are duly authorized, validly issued fully paid and nonassessable. Except as set forth in HOLL's annual report filed with the Securities and Exchange Commission ("SEC") on Form 10-K for the year ended December 31, 2000 (the "December 31, 2000 Form 10-K") or HOLL's quarterly report filed with the SEC on Form 10-Q for the quarter ended March 31, 2001 (the "March 31, 2001 Form 10-Q"), and except for outstanding options and warrants to acquire Common Stock of HOLL, HOLL has no other authorized, issued or outstanding equity securities or securities containing any equity features, or any other securities convertible into, exchangeable for or entitling any person to otherwise acquire any other securities of Buyer containing any equity features.

         (b) The Common Stock constitutes the only class of equity securities of HOLL or its subsidiaries registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         Section 4.6. SEC Reports; Financial Statements.
                      ---------------------------------

                  (a) HOLL has filed all required forms, reports and documents required to be filed by it ("HOLL SEC Reports") with the SEC since January 1, 1999, each of which has complied as to form in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. HOLL SEC Reports, including the December 31, 2000 Form 10-K and the March 31, 2001 Form 10-Q, do not contain any untrue statement of material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading.

                  (b) The audited consolidated financial statements of HOLL included in the HOLL SEC Reports were prepared in accordance with GAAP and present fairly the consolidated financial position of HOLL and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended.

         Section 4.7. Brokers. No broker, finder or investment banker is entitled to any brokerage fee, finder's fee or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer or HOLL.

                                   ARTICLE V

                               COVENANTS OF SELLER

         Section 5.1. Access to Information. From the date of this Agreement until the Closing Date, Seller shall permit Buyer and its representatives, including, without limitation, its legal counsel and accountants, to conduct an appropriate due diligence examination and investigation with respect to Seller. Seller will reasonably cooperate with Buyer's diligence, and such cooperation will include, without limitation, the following:

                  (i) providing Buyer and its representatives with reasonable access to all data, records and other information that they may request in connection with their evaluation of the transactions contemplated by this Agreement (including, without limitation, lists of contact persons, marketing information, and records of negotiations with existing and prospective customers);

                  (ii) allowing Buyer and its representatives to conduct a complete business, financial and legal review of all aspects of Seller;

                  (iii) affording Buyer and its representatives the opportunity to discuss the affairs, finances, operations and accounts of Seller with Seller's officers, directors, agents and other appropriate personnel; and

                  (iv) facilitating conversations between Buyer and its representatives and representatives of the other parties to the Assigned Contracts.

         Section 5.2. Exclusivity. From the date of this Agreement until the termination of this Agreement in accordance with its terms, neither Seller nor the Shareholders shall, nor shall Seller permit its officers, directors, affiliates, representatives or agents to (including, without limitation, investment bankers, financial advisors, brokers and other advisors) (collectively, the "Representatives"), to directly or indirectly do any of the following:

                  (i) discuss, negotiate, undertake, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired corporation, any transaction (an "Acquisition Transaction") involving any disposition or other change of ownership or control of a substantial portion of Seller's stock or assets or any assumption by Seller of substantial liabilities, including, without limitation, any joint venture or partnership involving any of the foregoing (other than the transaction contemplated in this Agreement);

                  (ii) facilitate, encourage, solicit or initiate or in any way engage in discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Transaction (other than the transaction contemplated in this Agreement);

                  (iii) furnish or cause to be furnished to any Person (other than Buyer or its representatives) any information concerning the business, operations, properties or assets of Seller in connection with an Acquisition Transaction; or

                  (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing.

Seller shall inform Buyer by telephone, within 24 hours, of Seller's receipt of any proposal or bid (including the terms thereof and the Person making such proposal or bid) in respect of any Acquisition Transaction other than the transaction described in this Agreement. Seller shall, immediately upon execution of this Agreement, instruct its Representatives to cease all further activities with respect to the sale of Seller or Seller's assets, including, without limitation, the dissemination of information.

         Section 5.3. Conduct of Business. From the date of this Agreement until the earlier of the Closing Date or the Termination Date (as defined in Section
12.1 below) Seller (i) shall not, without the prior written consent of Buyer, amend or modify (or agree to amend or modify), enter into or cancel any agreement of the type to be included in the Assets, (ii) shall use its best efforts to preserve its present relationships with Persons having business dealings with Seller, (iii) (A) shall maintain the books, accounts and records of Seller in the ordinary course of business consistent with past practices and
(B) shall comply in all material respects with all contractual and other obligations applicable to the operations of Seller, (iv) shall not subject any of the properties or assets (whether tangible or intangible) of Seller to any Lien, or incur any indebtedness for borrowed money, (v) shall not acquire any properties or assets or sell, assign, transfer, convey, lease or otherwise dispose of any of the properties or assets of Seller other than as set forth on
Schedule 5.3, (vi) shall not cancel or compromise any debt or claim or waive or release any right of Seller, (vii) shall not introduce any change with respect to the operation of Seller and (viii) shall operate only in the ordinary course of business. The foregoing shall not restrict Seller from canceling any agreement not included in the Assets. Seller shall pay all Liabilities that are due and owing by it to any party as of the Closing Date other than those Liabilities expressly assumed by Buyer pursuant to Section 1.3 and those Liabilities set forth on Schedule 5.3.

         Section 5.4. Public Announcements. Seller agrees that it shall not issue any press release or make any public statement, announcement or filing concerning this Agreement or any aspect of the transactions contemplated hereby, except as may be required by applicable law or with the prior consent of Buyer. Seller agrees that it shall not issue any such release or make any such statement, announcement or filing required by applicable law except after prior consultation with and prior written approval of Buyer, which approval shall not be unreasonably withheld.

         Section 5.5. No Breach of Representations and Warranties. Seller agrees that it shall not take any action, and shall use its reasonable commercial efforts not to permit any event to occur, which would result in any of the representations and warranties of Seller contained in this Agreement not being true and correct in any material respect on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

         Section 5.6. Updating Information. Seller shall promptly deliver to Buyer any information concerning events subsequent to the date of this Agreement which is necessary to supplement the representations and warranties contained herein, including the Schedules hereto, or the information delivered by Seller pursuant to any of the covenants contained herein, in order that such representations and warranties (including such Schedules) or the information so delivered be complete and accurate in all material respects, it being understood and agreed that the delivery of such information shall not in any manner constitute a waiver by Buyer of any of the conditions precedent to the Closing hereunder, including, without limitation, the conditions contained in Section 7.1.

         Section 5.7. Consents. Seller shall use its diligent, good faith efforts to obtain, at the earliest practicable date, all consents and approvals required to consummate the transactions contemplated by this Agreement.

         Section 5.8. Taxable Transaction. Seller agrees to treat this transaction as a fully taxable transaction for income tax purposes and shall not take any actions inconsistent with such treatment.

         Section 5.9. Further Actions. Seller agrees to execute and deliver such instruments and promptly take such other actions as may reasonably be required to consummate the transactions contemplated hereby in accordance with the terms hereof.

                                   ARTICLE VI

                               COVENANTS OF buyer

         Section 6.1. No Breach of Representations and Warranties. Buyer agrees that it shall not take any action, and shall use its reasonable commercial efforts not to permit any event to occur, which would result in any of the representations and warranties of Buyer contained in this Agreement not being true and correct in any material respect on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

         Section 6.2. Consents and Conditions. Buyer shall use its reasonable efforts to assist Seller in causing each of the conditions precedent to the obligations of Seller to be satisfied.

         Section 6.3. Taxable Transaction. Buyer agrees to treat this transaction as a fully taxable transaction for income tax purposes and shall not take any actions inconsistent with such treatment.

         Section 6.4. Further Actions. Buyer agrees to execute and deliver such instruments and take such other actions as may reasonably be required to consummate the transactions contemplated hereby in accordance with the terms hereof.

                                  ARTICLE VII

                   CONDITIONS PRECEDENT TO buyer's OBLIGATIONS

         Section 7.1. Conditions. The obligation of Buyer to consummate the Acquisition on the Closing Date is subject to the satisfaction of the following conditions (any or all of which may be waived by Buyer, in its sole discretion, in whole or in part, to the extent permitted by applicable law):

                  (i) each of the representations and warranties of Seller contained herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date;

                  (ii) Seller shall have performed and complied, in all material respects, with the covenants and provisions of this Agreement required to be performed or complied with by it between the date hereof and the Closing Date;

                  (iii) since the date of this Agreement, no event or circumstance shall have occurred that has had, or is reasonably likely to have, a material adverse effect on the business, assets, properties, liabilities, financial condition or results of operations of Seller;

                  (iv) (A) no Legal Proceeding shall have been instituted or threatened or claim or demand made against Seller, Buyer, or HOLL seeking to restrain or prohibit or to obtain damages with respect to the consummation of the transactions contemplated by this Agreement, or which might, in the reasonable opinion of Buyer, result in a material adverse change in the Assets of Seller and (B) there shall not be in effect any Order of a Government Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

                  (v) Buyer, HOLL and Seller shall have received all necessary governmental and regulatory approvals and all other consents that Buyer or HOLL may reasonably require with respect to its assumption of any contracts, licenses, agreements, understandings and other arrangements and instruments to which Seller is a party;

                  (vi) Buyer shall not have obtained or discovered, in the course of its due diligence review referred to in Section 5.1 above, information concerning Seller or the Assets which, in the sole judgment of Buyer, could materially adversely affect the business, assets, financial condition or results of operations of the Seller or Buyer. This condition shall lapse on the earlier of ten (10) calendar days from the date hereof or the date Buyer advises Seller of the completion of its due diligence;

                  (vii) Buyer shall have received a certificate to the effect set forth in clauses (i), (ii) and (iii) above, dated the Closing Date and signed by a duly authorized officer of Seller;

                  (viii) Buyer shall have received a certificate of the Secretary of Seller, dated the Closing Date, setting forth resolutions of the Board of Directors and of the Shareholders of Seller authorizing the execution and delivery of this Agreement and each document and instrument required to be executed and delivered by Seller hereunder and the consummation of the transactions contemplated hereby and thereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date; and

                  (ix) Seller shall have executed and delivered to Buyer (A) all documents to be delivered at the Closing in accordance with the terms of this Agreement and (B) such other documents and instruments as Buyer may reasonably request and which Seller can obtain with reasonable commercial efforts in order to consummate the transactions contemplated by this Agreement.

                                  ARTICLE VIII

                  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

         Section 8.1. Conditions. The obligation of Seller to consummate the Acquisition on the Closing Date is subject to the satisfaction of the following conditions (any or all of which may be waived by Seller, at the sole option of Seller, in whole or in part to the extent permitted by applicable law):

                  (i) each of the representations and warranties of Buyer and HOLL contained herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date;

                  (ii) Buyer shall have performed and complied, in all material respects, with the covenants and provisions of this Agreement required to be performed or complied with by it between the date hereof and the Closing Date;

                  (iii) Seller shall have received a certificate to the effect set forth in clauses (i) and (ii) above, dated the Closing Date and signed by a duly authorized officer of Buyer and HOLL;

                  (iv) Seller shall have received certificates of the Secretary of Buyer and HOLL, dated the Closing Date, setting forth resolutions of the Board of Directors of Buyer and HOLL authorizing the execution and delivery of this Agreement and each document and instrument required to be executed and delivered by Buyer and HOLL hereunder and the consummation of the transactions contemplated hereby and thereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date;

                  (v) Buyer shall have executed and delivered to Seller (A) all documents to be delivered at the Closing in accordance with the terms of this Agreement and (B) such other documents and instruments as Seller may reasonably request and which Buyer can obtain with reasonable commercial efforts in order to consummate the transactions contemplated by this Agreement; and

                  (vi) The Agreement and the Seller Documents shall have been approved by the required percentage of shares held by the Shareholders.

                                   ARTICLE IX

                                   THE CLOSING

         Section 9.1. Closing Date. Except as hereinafter provided, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Buyer, or such other place as mutually agreed upon in writing by the parties, at 10:00 a.m. on the third business day following the date on which each of the conditions specified in Section 7.1 and Section 8.1 (other than those as to which the parties agree will be satisfied at the Closing) of this Agreement has been fulfilled (or waived by the party entitled to waive that condition) or at such other time and place as Seller and Buyer may mutually agree in writing, but in no event shall the Closing occur later than twenty (20) calendar days subsequent to the date hereof unless mutually agreed upon in writing by the parties hereto. The date on which the Closing of the Acquisition occurs is referred to herein as the "Closing Date."

         Section 9.2. Proceedings at the Closing. All proceedings to be taken and all documents to be executed and delivered by Seller in connection with the Closing shall be reasonably satisfactory in form and substance to Buyer and its counsel. All proceedings to be taken and all documents to be executed and delivered by Buyer in connection with the Closing shall be reasonably satisfactory in form and substance to Seller and its counsel. All proceedings to be taken and all documents to be executed and delivered by both parties at the Closing shall be deemed to have been taken and executed simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken and delivered.

         Section 9.3. Deliveries by Seller to Buyer. At the Closing, Seller shall deliver, or shall cause to be delivered, to Buyer the following:

                  (i) a bill of sale and assignment and assumption agreement in the form of Exhibit A hereto (the "Bill of Sale and Assignment and Assumption Agreement"), duly executed by Seller;

                  (ii) all other assignments and other instruments or documents as shall be reasonably necessary in the judgment of Buyer to evidence the sale, assignment, transfer and conveyance by Seller to Buyer of the Assets in accordance with the terms hereof, free and clear of all Liens, including all documents and consents necessary to transfer ownership through the appropriate registrar of all domain names included in the Assets;

                  (iii) copies of all approvals and consents referred to in clause (v) of Section 7.1 above;

                  (iv) the certificate, signed by a duly authorized officer of Seller, referred to in clause (vii) of Section 7.1 above;

                  (v) the certified resolutions of the Board of Directors and Shareholders of Seller referred to in clause (viii) of Section 7.1 above;

                  (vi) an affidavit of Seller, in a form reasonably satisfactory to Buyer, stating, under penalties of perjury, Seller's United States taxpayer identification number and that Seller is not a foreign person within the meaning of Section 1445(b)(2) of the Code;

                  (vii) a certificate of the Secretary of Seller attesting to the incumbency and signature of each officer of Seller who shall execute this Agreement or any other Seller Document; and

                  (viii) delivery of the assets as set forth in Section 9.5.

         Section 9.4. Deliveries by Buyer to Seller. At the Closing, Buyer shall deliver to Seller the following:

                  (i) the certificate, signed by a duly authorized officer of Buyer and HOLL, referred to in clause (iii) of Section 8.1 above;

                  (ii) the certified resolutions of the Board of Directors of Buyer and HOLL referred to in clause (iv) of Section 8.1 above;

                  (iii) a certificate of a duly authorized officer of Buyer and HOLL attesting to the incumbency and signature of each officer of Buyer and HOLL who shall execute this Agreement or any other Buyer Document;

                  (iv) the Bill of Sale and Assignment and Assumption Agreement, duly executed by Buyer; and

                  (v) a stock certificate for the Stock Consideration specified in Section 2.1(a)(i).

         Section 9.5. Delivery of Assets. Those Assets, which are treated as computer programs under Regulation 1502(f) of the California Sales and Use Tax Regulations shall either be transferred by remote telecommunications from Seller's place of business to Buyer's place of business, to or through computer equipment owned by Buyer, or shall be installed by Seller or its representatives directly onto computer equipment owned by Buyer. Those Assets, which constitute tangible personal property under Section 6016 of the California Revenue and Taxation Code shall be delivered by Seller, its agent, or a common carrier to Buyer's place of business in Boca Raton, Florida

                                   ARTICLE X

                        ADDITIONAL POST-CLOSING COVENANTS

         Section 10.1. Further Assurances by Seller.
                       ----------------------------

                  (a) From time to time after the Closing Date, Seller will, at the request of Buyer, execute and deliver such other and further instruments of sale, assignment, transfer and conveyance and take such other and further actions as Buyer may reasonably request in order to make all the benefits of the Assigned Contracts and rights of Seller included in the Assets available to Buyer, to vest in Buyer and put Buyer in possession of the Assets and to transfer to Buyer any contracts and rights of Seller relating to the Assets and to assure to Buyer the benefits thereof and effectuate fully the purposes of this Agreement.

                  (b) With respect to any Assigned Contract which is not assumed by Buyer at the Closing because a consent to assignment is required but not obtained prior to the Closing, if Seller or Buyer shall thereafter obtain such consent to assignment, then, at Buyer's request, Seller and Buyer shall each execute and deliver such instruments of assignment and assumption as may reasonably be required for Seller to assign and Buyer to assume such Assigned Contract, subject to all the terms and conditions of this Agreement as if such Assigned Contract had been included in the Assets at the Closing.

         Section 10.2. Seller to Change Name. On the Closing Date or as soon thereafter as practicable (but in no event more than 5 business days thereafter), Seller shall adopt (and shall make all appropriate filings so as to adopt), and shall thereafter do business under, a new name that does not contain the words "Alwaysi" or "Always Independent" or any variations thereof.

         Section 10.3. Preservation of Corporate Records. Seller shall preserve and keep the Corporate Records for a period of seven years from the Closing Date and shall make such Corporate Records and personnel, if any, of Seller available to Buyer as Buyer may reasonably require (i) in connection with, among other things, any insurance claims by, Legal Proceedings against or governmental investigations of Buyer or (ii) in order to enable Buyer to comply with its obligations under the Code, any other applicable statute with respect to taxation, this Agreement and each other agreement, document or instrument contemplated hereby.

         Section 10.4. Confidentiality. From and after the Closing Date, none of Seller, nor any of its employees shall divulge, furnish or make available to any person any knowledge or information with respect to the Assets or Buyer or HOLL (other than in the regular course and in furtherance of the Buyer's business) which is, or which Seller is advised or has reason to believe is, confidential (including, but not limited to, information relating to any marketing, financial or personnel matters in connection with the Assets).

         Section 10.5. Transfer of Shares. Buyer and HOLL acknowledge that Seller intends to dissolve and liquidate subsequent to the Closing and in connection with such dissolution and liquidation will transfer the Stock Consideration to its Shareholders. Buyer and HOLL agree to fully cooperate with such transfer of the Stock Consideration.

                                   ARTICLE XI

                                 INDEMNIFICATION

         Section 11.1. Indemnification.
                       ---------------

                  (a) Seller agrees to indemnify and hold Buyer and HOLL harmless from and against any and all losses, liabilities, obligations, judgments, damages, deficiencies, costs, penalties and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Losses") based upon, attributable to or resulting from:

                  (i) (A) any misrepresentation or breach of warranty on the part of Seller under this Agreement or any of the Seller Documents or
         (B) any breach of covenant or other agreement on the part of Seller under this Agreement, or any of the Seller Documents;

                  (ii) any Liabilities of Seller not expressly assumed by Buyer under the terms of this Agreement, including, without limitation:

                           (A) any liabilities and obligations arising out of or
                  based upon the conduct of the business of Seller prior to the Closing Date (other than obligations or liabilities that are expressly assumed by Buyer under the terms of this Agreement);

                           (B) any claims for any injury to person or property
                  attributable to any services rendered by Seller prior to the Closing Date, regardless of whether such claims are asserted prior to or after the Closing;

                           (C) any claims by any employee or former employee of
                  Seller arising out of the employment or termination of employment of the employee or former employee on or prior to the Closing Date or as a result of the transactions contemplated by this Agreement;

                           (D) any third party claims with respect to
                  occurrences or events that occurred on or prior to the Closing Date and relate to Seller, its employees or the Assets, including the Liabilities of Seller listed in Schedule 3.5 hereto; and

                  (iii) any claims related to this Agreement made by any Shareholders under Chapter 13 of the California Corporations Code or otherwise challenging the validity of the transactions contemplated by this Agreement, the amount or nature of the Consideration to be paid by Buyer hereunder, or any other matters related to the consummation of the transactions contemplated by this Agreement.

                  (iv) any liabilities and obligations, based in any way on agreements, arrangements or understandings made by or on behalf of Seller, for any brokerage fees, finder's fees, commissions or like payments in respect of the transactions contemplated by this Agreement; and

                  (v) all actions, suits, proceedings, demands, assessments, judgments, costs, penalties and expenses, including reasonable attorneys' fees, incident to the foregoing.

         (b) Buyer and HOLL agree to indemnify and hold Seller harmless from and against any and all Losses attributable to or resulting from:

                  (i) (A) any misrepresentation or breach of warranty on the part of Buyer or HOLL under this Agreement or any of the Buyer Documents or (B) any breach of covenant or other agreement on the part of Buyer under this Agreement or any of the Buyer Documents;

                  (ii) any liabilities expressly assumed by Buyer pursuant to
         Section 1.3 hereof;

                  (iii) to the extent Buyer is not indemnified with respect thereto under Section 11.1(a), any claims that arise from Buyer's ownership or operation of the Assets subsequent to the Closing Date;

                  (iv) any liabilities and obligations, based in any way on agreements, arrangements or understandings made by or on behalf of Buyer or HOLL, for any brokerage fees, finder's fees, commissions or like payments in respect of the transactions contemplated by this Agreement; and

                  (v) all actions, suits, proceedings, demands, assessments, judgments, costs, penalties and expenses, including reasonable attorneys' fees, incident to the foregoing.

         Section 11.2. Procedures for Indemnification.
                       ------------------------------

                  (a) Whenever a claim shall arise for indemnification under
Section 11.1 above, with the exception of claims for litigation expenses in respect of a litigation as to which a notice of claim, as provided below in this
Section 11.2, has previously been given, which expenses shall be funded on an ongoing basis, the party entitled to indemnification (the "Indemnified Party") shall promptly notify the party from whom indemnification is sought (the "Indemnifying Party") of such claim and, when known, the facts constituting the basis for such claim; provided, however, that in the event of any claim for indemnification hereunder resulting from or in connection with any claim or Legal Proceeding by a third party, the Indemnified Party shall give such notice thereof to the Indemnifying Party not later than 10 business days prior to the time any response to the asserted claim is required, if possible, and in any event within 5 business days following receipt of notice thereof. Notwithstanding anything in the preceding sentence to the contrary, the failure of any Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability for indemnification it may have if and to the extent that the Indemnifying Party shall not have been prejudiced by such omission. In the event of any such claim for indemnification resulting from or in connection with a claim or Legal Proceeding by a third party, the Indemnifying Party may, at its sole cost and expense, assume the defense thereof; provided, however, that the Indemnifying Party shall first have agreed in writing that it does not and will not contest its responsibility for indemnifying the Indemnified Party in respect of Losses attributable to such claim or Legal Proceeding; and, provided, further, that Seller shall not be entitled to assume the defense of any claim or Legal Proceeding against Buyer or HOLL for Taxes with respect to a period ending after the Closing Date. If an Indemnifying Party assumes the defense of any such claim or Legal Proceeding, the Indemnifying Party shall be entitled to select counsel and take all steps necessary in the defense thereof; provided, however, that no settlement shall be made without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld (and if the Indemnified Party shall withhold its consent to any monetary settlement proposed by the Indemnifying Party and which the other party to the action has indicated it is prepared to accept, the Indemnified Party shall in no event be deemed for purposes of this Agreement, to have suffered Losses in connection with such claim or proceeding in excess of the proposed amount of such settlement); provided, further, that the Indemnified Party may, at its own expense, participate in any such proceeding with the counsel of its choice without any right of control thereof. So long as the Indemnifying Party is in good faith defending such claim or Legal Proceeding, the Indemnified Party shall not compromise or settle such claim without the prior written consent of the Indemnifying Party. If the Indemnifying Party does not assume the defense of any such claim or Legal Proceeding in accordance with the terms hereof, the Indemnified Party may defend (and, in the case of any claim or Legal Proceeding against Buyer or HOLL for Taxes with respect to a period ending after the Closing Date, shall defend) against such claim or Legal Proceeding in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation (after giving prior written notice of the same to the Indemnifying Party and obtaining the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld) on such terms as the Indemnified Party may deem appropriate, and the Indemnifying Party will promptly indemnify the Indemnified Party in accordance with the provisions of this Section 11.2; provided, however, that if the Indemnified Party does not obtain the prior written consent of the Indemnifying Party to any such settlement, and such written consent is not unreasonably withheld by the Indemnifying Party, the Indemnified Party shall not be entitled to indemnification hereunder from such Indemnifying Party with respect to the claim settled. Notwithstanding anything in this Section 11.2 to the contrary, if, in any claim or Legal Proceeding with respect to which the Indemnified Party has given the notice required under this Section 11.2, (i) the Indemnifying Party shall not have promptly employed counsel reasonably satisfactory to the Indemnified Party or (ii) such Indemnified Party shall have reasonably concluded, based upon the opinion of its outside legal counsel, that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Party, then in either event
(x) the Indemnified Party may participate in any such proceeding with the counsel of its choice, the expense for which shall be borne by the Indemnifying Party (but in no event shall the Indemnifying Party be required to pay the fees and expenses of more than one counsel employed by the Indemnified Party with respect to such claim or proceeding) and (y) the Indemnifying Party shall not have the right to direct the defense of any such action on behalf of the Indemnified Party.

                  (b) If Buyer or HOLL is the Indemnifying Party, all payments by the Indemnifying Party pursuant to this Article XI shall be in cash and in immediately available funds. If Seller is the Indemnifying Party, Seller, in its sole discretion, may elect to make all payments pursuant to this Article XI in the form of (m) cash; (n) shares of the Stock Consideration valued at the average closing price of the Common Stock on the NASDAQ National Market for the five (5) business days preceding the Closing Date; or (o) some combination of
(m) and (n).

                  (c) Notwithstanding any other provision in this Agreement, in the absence of fraud or willful misconduct on the part of the Indemnifying Party or any of its employees or agents, an Indemnifying Party shall not be responsible for Losses indemnifiable under this Article XI in excess of Nine Hundred Thousand Dollars ($900,000); provided, however, that the foregoing cap shall not apply to any Losses in respect of Taxes for which Seller has indemnified Buyer under Section 11.1(a).

                  (d) Except as provided in Section 13.1, the indemnification obligations set forth in Section 11.1 shall expire upon the latter of the filing of a Certificate of Dissolution of Seller with the California Secretary of State or December 31, 2001; provided that such indemnification obligations shall survive with respect to any claims made by an Indemnified Party to the Indemnifying Party under Section 11.1 prior to such latter date.

         Section 11.3. Determination of Damages and Related Matters.
                       --------------------------------------------

To the extent any payment under this Article XI cannot properly be treated as an adjustment to the Consideration for Tax purposes, then any such amount shall be increased to take account of any net Tax cost actually incurred by the Indemnified Party by reason of the receipt of any indemnity payment (grossed-up for such increase) for the taxable year during which such payment is received. With respect to any Tax Cost arising in a year subsequent to the year in which the indemnity payment is made, the Indemnifying Party shall pay to the Indemnified Party the amount of such Tax Cost when such Tax Cost is actually incurred. Any payment to an Indemnified Party pursuant to this Article XI shall be reduced to take account of any net Tax benefit actually realized by the Indemnified Party in respect of the taxable year in which such Loss is incurred or paid and, with respect to a Tax benefit arising in a year subsequent to the year in which the Loss is paid or incurred, the Indemnified Party shall pay to the Indemnifying Party the amount of such Tax benefit (including, as relevant, any member of its Affiliated Group) when such Tax benefit is actually realized. In computing the amount of any such Tax cost or Tax benefit, the Indemnified Party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified loss, liability, claim, damage or expense.

                                  ARTICLE XII

                                   TERMINATION

         Section 12.1. Termination. This Agreement may be terminated (i) by the written agreement of Seller and Buyer, (ii) by either Seller or Buyer by written notice to the other given after the date that is twenty (20) calendar days after the date of this Agreement if the Closing shall not have occurred on or before such date, and (iii) by Buyer upon written notice given to Seller on or before ten (10) calendar days after the date of this Agreement if, in the course of the due diligence review referred to in Section 5.1, Buyer obtains or discovers information concerning Seller or the Assets, which, in the sole judgment of Buyer, could materially adversely affect the business, assets, financial condition or results of operations of Seller or Buyer (unless, within 10 days after delivery by Buyer of such notice, Seller is able to satisfy Buyer that the event, occurrence, fact or situation discovered or obtained by Buyer has been cured and could not materially adversely affect the business, assets, financial condition or results of operations of Seller or Buyer). The date of any such termination is referred to herein as the "Termination Date."

         Section 12.2. Liabilities After Termination. Upon any termination of this Agreement pursuant to Section 12.1 above, no party hereto shall thereafter have any further liability or obligation hereunder; provided, however, that no such termination shall relieve any party hereto of any liability for any breach of this Agreement prior to the date of such termination and provided, further, that Seller shall remain bound by Section 5.4 above and each of Seller and Buyer shall remain bound by Section 13.5 below.

                                  ARTICLE XIII

                                  MISCELLANEOUS

         Section 13.1. Survival of Representations and Warranties. Seller, Buyer and HOLL hereby agree that the representations and warranties contained in this Agreement, as supplemented or modified by any amendments to the Schedules hereto made on or prior to the Closing Date, shall survive the execution and delivery of this Agreement and shall further survive the Closing hereunder until December 31, 2001, regardless of any investigation made by the parties hereto; provided, however, that the representations and warranties contained in Section 3.13 shall survive for the applicable statute of limitations plus 90 days.

         Section 13.2. Entire Agreement. This Agreement (with its Schedules and Exhibits) contains, and is intended as, a complete statement of, all of the terms and the arrangements between the parties hereto with respect to the matters provided for herein, and supersedes any previous agreements and understandings among the parties hereto with respect to those matters including, without limitation, the Mutual Non-Disclosure Agreement dated June 4, 2001.

         Section 13.3. Governing Law; Construction. This Agreement and all agreements related thereto shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts to be made, executed, delivered and performed wholly in such state, but without regard to conflicts of law principles of such state. The table of contents, captions and headings in this Agreement are for reference purposes only and shall be given no effect in the construction and interpretation of this Agreement. No provision of this Agreement shall be construed against either party because such party drafted or caused to be drafted such provision. Each provision of this Agreement shall be construed as if such provision were proposed by both Buyer and Seller.

         Section 13.4. Transfer Taxes. Seller shall pay when due (i) all transfer and documentary taxes and fees imposed with respect to instruments of conveyance in the transactions contemplated hereby and (ii) all sales, use and other transfer or similar taxes on the transfer of the Assets contemplated hereby. Buyer shall execute and deliver to Seller at the Closing any certificates or other documents as Seller may reasonably request to perfect any exemption from any such transfer, documentary, sales or use tax.

         Section 13.5. Expenses. Each of Buyer and Seller shall bear its own expenses (including, without limitation, all fees and expenses of financial institutions, accountants, legal counsel, brokers, investment bankers and other advisors), incurred in connection with the negotiation, preparation, execution, review, delivery and performance of this Agreement, each of the other documents and instruments executed in connection with or contemplated by this Agreement or related hereto, and the consummation of the transactions contemplated hereby and thereby.

         Section 13.6. Notices. Any notice, request, instruction or other communication to be given under this Agreement or otherwise in connection with the Acquisition shall be in writing and shall be delivered by hand or prepaid telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service and shall be deemed given when so delivered by hand or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service) to a party at the following address (or at such other address as such party may have specified by notice given to the other party pursuant to this provision):

if to Seller at:         Prior to the Closing Date:

                         Always Independent Entertainment Corp.
                         2001 Union Street, Suite 490
                         San Francisco, California 94123
                         Attention: Howard Rosenberg
                         Telecopier No.: (415) 614-9001

                         After the Closing Date:

                         Always Independent Entertainment Corp.
                         2001 Union Street, Suite 300
                         San Francisco, California 94123
                         Attention: Howard Rosenberg
                         Telecopier No.: (415) 614-9001

with a copy to:                             Preston Gates & Ellis LLP
                         One Maritime Plaza, Suite 2400
                         San Francisco, California 94111
                         Attention: Lawrence B. Low
                         Telecopier No.: (415) 788-8819


and if to Buyer at:      Independent Hollywood, Inc.
                         2255 Glades Road
                         Suite 237W
                         Boca Raton, Florida 33431
                         Attention:  Mitchell Rubenstein
                         Telecopier No.:  (561) 998-2974

with a copy to:          Independent Hollywood, Inc.
                         2255 Glades Road
                         Suite 237W
                         Boca Raton, Florida 33431
                         Attention:  General Counsel
                         Telecopier No.:  (561) 998-2974
and if to HOLL  at:      Hollywood Media Corp.
                         2255 Glades Road
                         Suite 237W
                         Boca Raton, Florida 33431
                         Attention:  Mitchell Rubenstein
                         Telecopier No.:  (561) 998-2974

with a copy to:          Hollywood Media Corp.
                         2255 Glades Road
                         Suite 237W
                         Boca Raton, Florida 33431
                         Attention:  General Counsel
                         Telecopier No.:  (561) 998-2974

         Section 13.7. Severability. If any provision of this Agreement, or the application of such provision to Buyer, HOLL, Seller, or any Person or circumstance, shall be held invalid, then the remainder of this Agreement, or the application of such provision to persons, entities or circumstances other than those as to which it is held invalid, shall not be affected thereby.

         Section 13.8. Binding Effect; No Assignment.
                       -----------------------------

                  (a) This Ag1reement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person not party to this Agreement. Except as expressly permitted below, no assignment of this Agreement or of any rights or obligations hereunder may be made by either party (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without such required consent shall be void.

                  (b) After the Closing, Buyer may assign any or all of its rights and obligations with respect to the Assets without the consent of Seller, provided that Buyer shall cause its obligations to Seller under this Agreement in respect of the Acquisition to be binding upon any successor to Buyer and Buyer shall directly and unconditionally guarantee the obligations of such successor.

         Section 13.9. Amendments. This Agreement may be amended, supplemented or modified, and any provision hereof may be waived, only pursuant to a written instrument making specific reference to this Agreement signed by each of the parties hereto.

         Section 13.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date and year first above written.

                       ALWAYS INDEPENDENT ENTERTAINMENT CORP.



                       By: /s/ Howard Rosenberg
                           ------------------------------------------------
                            Howard Rosenberg
                            President, Chairman of the Board, and Chief
                            Financial Officer


                       INDEPENDENT HOLLYWOOD, INC.



                       By: /s/ W. Robert Shearer
                           ------------------------------------------------
                            W. Robert Shearer
                            Executive Vice President



                       HOLLYWOOD MEDIA CORP.



                       By:  /s/ W. Robert Shearer
                            -----------------------------------------------
                            W. Robert Shearer
                            Senior Vice President and General Counsel

                                                                  EXECUTION COPY
                                TABLE OF CONTENTS
                                -----------------

                                                                                                      Page

Article I             ACQUISITION AND TRANSFER OF ASSETS................................................1

         Section 1.1.        Assets to be Acquired......................................................1

         Section 1.2.        Excluded Assets............................................................2

         Section 1.3.        Assumed and Excluded Liabilities...........................................3

Article II            CONSIDERATION.....................................................................3

         Section 2.1.        Amount and Form of Consideration...........................................3

         Section 2.2.        Allocation of Purchase Price...............................................3

Article III           REPRESENTATIONS AND WARRANTIES OF SELLER..........................................4

         Section 3.1.        Organization...............................................................4

         Section 3.2.        Authorization of Agreement.................................................4

         Section 3.3.        Consents and Approvals; No Violation.......................................4

         Section 3.4.        Title to Assets............................................................5

         Section 3.5.        No Undisclosed Liabilities.................................................5

         Section 3.6.        Results of Operations; Subscriptions.......................................5

         Section 3.7.        Litigation, etc............................................................5

         Section 3.8.        Compliance with Law........................................................6

         Section 3.9.        Employment Agreements......................................................6

         Section 3.10.       Certain Agreements.........................................................6

         Section 3.11.       Real Property..............................................................7

         Section 3.12.       Intangible Property........................................................7

         Section 3.13.       Taxes......................................................................8

         Section 3.14.       Permits...................................................................10

         Section 3.15.       Related Parties; Related Party Transactions...............................10

         Section 3.16.       Options...................................................................10

         Section 3.17.       Year 2000.................................................................11

         Section 3.18.       Investor Representations..................................................11

         Section 3.19.       Exemption from Registration; Restricted Securities........................11

         Section 3.20.       Brokers...................................................................11


                                        i

Article IV            REPRESENTATIONS AND WARRANTIES OF BUYER..........................................11

         Section 4.1.        Organization..............................................................11

         Section 4.2.        Authorization of Agreement................................................11

         Section 4.3.        Consents and Approvals; No Violations.....................................12

         Section 4.4.        Litigation................................................................12

         Section 4.5.        Capital Stock of Buyer....................................................12

         Section 4.6.        SEC Reports; Financial Statements.........................................13

         Section 4.7.        Brokers...................................................................13

Article V             COVENANTS OF SELLER..............................................................13

         Section 5.1.        Access to Information.....................................................13

         Section 5.2.        Exclusivity...............................................................14

         Section 5.3.        Conduct of Business.......................................................14

         Section 5.4.        Public Announcements......................................................15

         Section 5.5.        No Breach of Representations and Warranties...............................15

         Section 5.6.        Updating Information......................................................15

         Section 5.7.        Consents..................................................................16

         Section 5.8.        Taxable Transaction.......................................................16

         Section 5.9.        Further Actions...........................................................16

Article VI            COVENANTS OF buyer...............................................................16

         Section 6.1.        No Breach of Representations and Warranties...............................16

         Section 6.2.        Consents and Conditions...................................................16

         Section 6.3.        Taxable Transaction.......................................................16

         Section 6.4.        Further Actions...........................................................16

Article VII           CONDITIONS PRECEDENT TO buyer's OBLIGATIONS......................................16

         Section 7.1.        Conditions................................................................18

Article VIII          CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS.....................................18

         Section 8.1.        Conditions................................................................18

Article IX            THE CLOSING......................................................................19

         Section 9.1.        Closing Date..............................................................19

         Section 9.2.        Proceedings at the Closing................................................19

         Section 9.3.        Deliveries by Seller to Buyer.............................................19

         Section 9.4.        Deliveries by Buyer to Seller.............................................20

                                       ii

Article X             ADDITIONAL POST-CLOSING COVENANTS................................................20

         Section 10.1.       Further Assurances by Seller..............................................20

         Section 10.2.       Seller to Change Name.....................................................21

         Section 10.3.       Preservation of Corporate Records.........................................21

         Section 10.4.       Confidentiality...........................................................21

Article XI            INDEMNIFICATION..................................................................21

         Section 11.1.       Indemnification...........................................................21

         Section 11.2.       Procedures for Indemnification............................................23

         Section 11.3.       Determination of Damages and Related Matters..............................24

Article XII           TERMINATION......................................................................25

         Section 12.1.       Termination...............................................................25

         Section 12.2.       Liabilities After Termination.............................................25

Article XIII          MISCELLANEOUS....................................................................25

         Section 13.1.       Survival of Representations and Warranties................................25

         Section 13.2.       Entire Agreement..........................................................26

         Section 13.3.       Governing Law; Construction...............................................26

         Section 13.4.       Transfer Taxes............................................................26

         Section 13.5.       Expenses..................................................................26

         Section 13.6.       Notices...................................................................26

         Section 13.7.       Severability..............................................................27

         Section 13.8.       Binding Effect; No Assignment.............................................27

         Section 13.9.       Amendments................................................................28

         Section 13.10.      Counterparts..............................................................28

                                      iii

                                                                  EXECUTION COPY

                             SCHEDULE OF DISCLOSURES


1.1(a) (i)       Assigned Contracts

1.1(a)(iii)      Fixed Assets

1.2              Excluded Assets

3.1              Shareholders

3.3(b)           Consents

3.5              Liabilities

3.7              Litigation, etc.

3.9              Employment Agreements

3.10             Certain Agreements

3.11(b)          Real Property

3.12             Intangible Property

3.13             Taxes

3.14             Permits

3.16             Options

5.3              Conduct of Business

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                             HOLLYWOOD MEDIA CORP.,

                           INDEPENDENT HOLLYWOOD, INC.

                                       AND

                     ALWAYS INDEPENDENT ENTERTAINMENT CORP.

                            Dated as of July 19, 2001